Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of Safepoint Holdings, Inc. of our report dated April 13, 2026, except for the effects of the stock split discussed in Note 1 to the financial statements, as to which the date is June 1, 2026, relating to the financial statements and financial statement schedule of Safepoint Holdings, Inc., which appears in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

June 1, 2026

1